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                                                                    EXHIBIT 10.7

                                      NOTE

$8,000,000.00                                                     April 30, 2002

         FOR VALUE RECEIVED, JERRY C. MOYES, an individual residing in Arizona (the "Maker") promises to pay to the order of CENTRAL FREIGHT LINES, INC., a Texas corporation (the "Holder"), the principal sum of EIGHT MILLION and No/100 DOLLARS ($8,000,000.00), payable on October 30, 2003, together wigh interest from the date hereof on the unpaid principal balance at a per annum rate equal to LIBOR plus 225 basis points. "LIBOR" shall mean the rate per annum for deposits for a period equal to three months appearing on that page of the Bloomberg's Service that displays British Banker's Association Interest Settlement Rates for deposits in dollars as of 11:00 a.m. (London, England time) on the day that is two business days prior to the date first above written. Both principal and interest are payable in lawful money of the United States of America to the Holder at its headquarters in Waco, Texas, or any such location designated by the Holder, in same day funds.

         The Maker may, at any time and from time to time, prepay this Note in whole or in part, without penalty. All payments received hereunder shall be first applied to interest due and the balance, if any, to principal.

         Should it become necessary in the opinion of the Holder to collect or enforce this Note, the Maker agrees to pay all costs, charges, and disbursements, including, without limitation, attorneys' fees and court costs, incurred by the Holder in collecting or enforcing the payment of this Note. The Maker waives presentment for payment, demand, protest and notice of demand, and protest and nonpayment.

         This Note shall be governed by, interpreted, and enforced in accordance with the laws of the State of Texas, excluding its principles of conflict of law.

         IN WITNESS WHEREOF, this Note has been executed on the date and year first above written.

                                                 JERRY C. MOYES

                                                 /s/ Jerry Moyes
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